                                                                     Exhibit 4.2

                 [Form of Floating Rate Global Medium-Term Note]

     If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Security is a Global Note and the following legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" and "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

     REGISTERED                CUSIP No.                     PRINCIPAL AMOUNT
     No. FLR                                                 $


                                  Advanta Corp.
                           MEDIUM-TERM NOTE, SERIES E
                                 (Floating Rate)

     INTEREST RATE BASIS      ORIGINAL ISSUE DATE:    STATED MATURITY
     OR BASES:                                        DATE:

     IF LIBOR:
         [ ] LIBOR Reuters
         [ ] LIBOR Telerate
         DESIGNATED LIBOR CURRENCY:

INDEX MATURITY:                  INITIAL INTEREST RATE:                      INTEREST PAYMENT PERIOD:



SPREAD (PLUS OR                  INITIAL INTEREST RESET DATE:                INTEREST PAYMENT
 MINUS):                                                DATES:



SPREAD MULTIPLIER:                INTEREST RATE RESET PERIOD:                INTEREST RESET DATES:



MAXIMUM INTEREST                  MINIMUM INTEREST RATE:                     INITIAL REDEMPTION
RATE:                                                                        DATE:



INITIAL REDEMPTION                ANNUAL REDEMPTION                          OPTIONAL REPAYMENT
PERCENTAGE:                       PERCENTAGE REDUCTION:                      DATE(S):



CALCULATION AGENT:

INTEREST CALCULATION:                      DAY COUNT CONVENTION
[ ] Regular Floating Rate Note             [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate                         from            to    .
        Fixed Rate Commencement Date:
        Fixed Interest Rate:               [ ] Actual/360 for the period
                                                     from            to    .

[ ] Inverse Floating Rate Note             [ ] Actual/Actual for the period
        Fixed Interest Rate:                     from            to        .



ORIGINAL ISSUE DISCOUNT
[ ] No
[ ] Yes
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

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ADDENDUM ATTACHED:
[ ] Yes
[ ] No


OTHER PROVISIONS:

         Advanta Corp., a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to               , or registered
assigns, the principal sum of


DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         The Company will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date falls between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date; and provided further, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would otherwise fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis is LIBOR, as indicated above, and such next Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. If the Maturity of this Note falls on a day which is not a Business Day, the payment of principal, premium, if any, and interest due at Maturity will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue on the amount so payable for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor

Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.

         Notwithstanding anything else contained herein, if this Note is a Global Security as specified on the face hereof and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Payment of the principal of, premium, if any, and interest on this Note at Maturity will be made in immediately available funds upon presentation of this Note at the Office or Agency of the Company maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Note (other than at Maturity) will be made at the Office or Agency of the Company maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of the Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 16 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

         Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company, which series of the Securities is currently limited to an aggregate principal amount of up to not more than $350,000,000 (or the equivalent thereof, determined as of the respective dates of issuance, in any other currency or currencies) (the issue price of any original issue discount Notes being treated as the principal amount thereof), designated as its Medium-Term Notes, Series E (the "Notes"); provided, however, that the foregoing limit may be increased by the Company. The Notes are issued and to be issued under an Indenture, dated as of November 15, 1993 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Chase Manhattan Bank shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

         The Notes are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

         Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a Global Security, this Note is exchangeable only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security and a successor depositary is not appointed by the Company within 60 days or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) the Company in its sole discretion determines that this Global Security shall be exchangeable for definitive Securities of this series in registered form or (c) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

         This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000 or the minimum authorized denomination specified above) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest, if any, hereon at the applicable rate to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000 or the minimum authorized denomination specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, hereon at the applicable rate to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         The interest rate borne by this Note shall be determined as follows:

                           If this Note is designated as a Regular Floating Rate Note above or if no designation is made for Interest Calculation above, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate, and (ii) unless otherwise specified above, the interest rate in effect hereon for the 10 calendar days immediately prior to Maturity shall be that in effect on the tenth calendar day preceding such Maturity.

                           If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above
         (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that
         (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; (ii) unless otherwise specified above, the interest rate in effect hereon for the 10 calendar days immediately prior to the Fixed Rate Commencement Date shall be that in effect on the tenth calendar day preceding the Fixed Rate Commencement Date; and (iii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified above, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

                           If this Note is designated as an Inverse Floating Rate Note above, then, except as described below or in an Addendum hereto, this Note shall bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that, unless otherwise specified above, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified above; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate, and
         (ii) unless otherwise specified above, the interest rate in effect hereon for the 10 calendar days immediately prior to Maturity shall be that in effect on the tenth calendar day preceding such Maturity.

         Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, this Note shall bear interest in accordance with the terms described in such Addendum.

         Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified above is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity, as the case may be; provided, however, that if the Interest Rate Reset Period with respect to this Note is daily or weekly, unless otherwise specified above, interest payable on any Interest Payment Date will include interest accrued from and including the Original Issue Date, if no interest has been paid, or from but excluding the last Regular Record Date to which interest has been paid, as the case may be, to and including the Regular Record Date next preceding such Interest Payment Date; and provided further that the interest payments on Maturity will include interest accrued to but excluding such Maturity.

         Unless otherwise specified above, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, or by dividing the interest rate applicable to such day by 360 if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder. If interest on this Note is to be calculated with reference to two or more Interest Rate Bases as specified above, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         Unless otherwise specified above, the "Interest Determination Date" with respect to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate and the CMT Rate will be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date, unless the Designated LIBOR Currency (as defined below) is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury bills (as defined below) are normally auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases as specified above, the Interest Determination Date pertaining to this Note will be the latest Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Unless otherwise specified above, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

         All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655) and
9.876544% (or 0.09876544) would be rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         As used herein, "Business Day" means, unless otherwise specified above, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to a Note denominated in a Specified Currency other than United States dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (unless the Specified Currency is European Currency Units ("ECU"), in which case such day is also not a day that appears as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or is not a day designated as an ECU non-settlement day by the ECU Banking Association) or, if ECU non-settlement days do not appear on that page (and are not so designated), a day that is not a day on which payments in ECU cannot be settled in the international interbank market); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). As used herein, unless otherwise specified above, "London Business Day" means any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.

         As used herein, unless otherwise specified above, "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described in the immediately preceding paragraph with respect to ECU) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of ECU, Luxembourg), as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

         Determination of CD Rate. If an Interest Rate Basis for this Note is the CD Rate, as indicated above, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date"), as the rate on such date for negotiable certificates of deposit having the Index Maturity specified above as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)", or, if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit". If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity designated above in an amount that is representative for a single transaction in that market at that time; provided, however, that if any of the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

         Determination of Commercial Paper Rate. If an Interest Rate Basis for this Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519) under the caption "Commercial Paper-Nonfinancial". In the event that such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity shown above as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not yet published in either H.15(519) or Composite
Quotations, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if any of the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                   Money Market Yield =   D x 360    x 100
                                        ----------
                                        360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San

Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Markets Limited (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

         Determination of Federal Funds Rate. If an Interest Rate Basis for this
Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), as the rate on such date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date, as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on the related Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; provided, however, that if any of the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         Determination of LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated above, LIBOR will be determined as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions under LIBOR Reuters or LIBOR Telerate as specified above:

                  (i) (a) If LIBOR Reuters is specified above as the method for determining LIBOR, with respect to an Interest Determination Date relating to this Note (a "LIBOR Interest Determination Date"), LIBOR will be determined on the basis of the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page specified above by its terms provides for only a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index

         Maturity designated above, commencing on the applicable Interest Reset Date, that appear on the Designated LIBOR Page specified above as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, provided that at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if LIBOR Telerate is specified above as the method for determining LIBOR, or if no other method is specified above as the method for determining LIBOR, with respect to a LIBOR Interest Determination Date for this Note, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity designated above, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page specified above as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear (unless the specified Designated LIBOR Page by its terms provides for a single rate), or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

                  (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified above, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center, selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified above and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Currency" means the currency (or composite currency) specified above as the currency for which LIBOR shall be calculated. If no such currency or composite currency is specified above, the Designated LIBOR Currency shall be United States dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified above, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks for the applicable Designated LIBOR Currency, or (b) if

"LIBOR Telerate" is specified above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, (i) if the applicable Designated LIBOR Currency is United States dollars, the display designated as page "3750" on the Dow Jones Markets Limited (or such other page as may replace 3750 on that service for purpose of displaying London interbank offered rates for U.S. dollar deposits, or (ii) if the applicable Designated LIBOR Currency is other than United States dollars, the display on the Dow Jones Markets Limited for the purpose of displaying the London interbank offered rates of major banks for the applicable Designated LIBOR Currency.

         Determination of Prime Rate. If an Interest Rate Basis for this Note is the Prime Rate, as indicated above, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three, or two if only two such rates are quoted, major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 , the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three, or two if only two such rates are quoted, substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S.$500 million and being subject to supervision or examination by a Federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if fewer than two such substitute banks or trust companies selected as aforesaid are quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         Determination of Treasury Rate. If an Interest Rate Basis for this Note is the Treasury Rate, as specified above, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above, as such rate is published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified above are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if any of the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         Determination of CMT Rate. If an Interest Rate Basis for this Note is the CMT Rate, as indicated above, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date"), as the rate displayed on the Designated CMT Telerate Page under the caption " ... Treasury Constant Maturities ... Federal Reserve Board Release
H.15 ... Mondays approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or the monthly average, as specified above, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States
Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited designated above (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

         Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified above, The Chase Manhattan Bank will be the Calculation Agent.

         At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request; and (iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

         [SEAL]                          Advanta Corp.



                                         By:
                                             ---------------------------------
                                             Name:  Jeffrey D. Beck
                                             Title: Vice President and
                                                    Treasurer

Attest:



By:
    ---------------------------------------
    Name:  Linda C. Morris
    Title: Vice President and Assistant Secretary



CERTIFICATE OF AUTHENTICATION This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,

   as Trustee



By:                                                      Dated:
   -------------------------------------                       ----------------
       Authorized Officer

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

-------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown above, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 provided that any remaining principal hereof shall be at least $100,000 or the minimum authorized denomination specified in this Note) which the Holder elects to have repaid and specify the denomination or denominations (which shall be at least the minimum authorized denomination specified in this Note or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid.


$
 --------------------------------
                                           NOTICE:  The signature on this
Date                                       Option to Elect Repayment must
    -----------------------------          correspond with the name as
                                           written upon the face of this Note
                                           in every particular, without
                                           alteration or enlargement or
                                           any change whatever.

                            ASSIGNMENT/TRANSFER FORM


    FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto ________________________________________________
                                 (insert Taxpayer Identification No.)
_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated:________________________


         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM--as tenants in common

                  UNIF     GIFT MIN ACT--          Custodian
                                           ----------------------------------
                                             (Cust)                    (Minor)

                                           Under Uniform Gifts to Minors Act
                                           ----------------------------------
                                                          (State)

                  TEN ENT--as tenants by the entireties
                  JT TEN--as joint tenants with right of survivorship
                              and not as tenants in common

         Additional abbreviations may also be used though not in the above list.